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                                  EXHIBIT 23.1
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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Office Depot, Inc. on Form S-8 of our reports dated February 14, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of Office Depot, Inc. for the year ended December 31, 1994.





Deloitte & Touche LLP
Fort Lauderdale, Florida

September 20, 1995